Exhibit (h)(16)

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 11th day of September, 1998, by and between Kemper Global/International Series, Inc. (the "Kemper Fund"), a Maryland corporation, with its principal place of business at 222 South Riverside Plaza, Chicago, Illinois 60606 on behalf of its Growth Fund of Spain series (the "Acquiring Fund") and The Growth Fund of Spain, Inc., a Maryland corporation, with its principal place of business at 222 South Riverside Plaza, Chicago, Illinois 60606 (the "Acquired Fund").

         This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(F) the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class A shares of the Acquiring Fund (the "Acquiring Fund Shares"), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in termination of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

         WHEREAS, the Kemper Fund is a registered open-end, management investment company and the Acquired Fund is currently a registered closed-end management investment company and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

         WHEREAS, the Board of Directors of the Acquired Fund has recommended to its shareholders that the Acquired Fund be converted to an open-end management investment company, and intends to present a proposal for such conversion at a meeting of the shareholders of the Acquired Fund scheduled for October 28, 1998 and to solicit approval of such proposal;

         WHEREAS, the parties hereto intend that the Acquired Fund shall have converted from being a closed-end to an open-end investment company prior to the time of the Reorganization;

         WHEREAS, the Kemper Fund is authorized to issue its shares of beneficial interest in separate series, including the Acquiring Fund, each of which maintains a separate and distinct portfolio of assets;

         WHEREAS, the shares of beneficial interest of the Kemper Fund with respect to the Acquiring Fund are authorized to be issued in multiple classes, including classes designated "Class A shares", "Class B shares" and "Class C shares";

         WHEREAS, the Board of Directors of the Kemper Fund, on behalf of the Acquiring Fund, has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is

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in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction;

         WHEREAS, the Board of Directors of the Acquired Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES AND THE TERMINATION OF THE ACQUIRED FUND

         1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all its assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Kemper Fund on behalf of the Acquiring Fund agrees in exchange therefor --

         (a) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares equal in number to the number of Acquired Fund full and fractional shares then outstanding.

         (b) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

         1.2 The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and dividends or interest receivable which are owned by the Acquired Fund and any deferred expenses shown as an asset on the books of the Acquired Fund (the "Acquired Fund Assets") on the Closing Date provided in paragraph 3.1.

         1.3 The Acquiring Fund shall assume all liabilities of the Acquired
Fund.

         1.4 Immediately after the transfer of assets provided for in paragraph 1.1, the Acquired Fund will distribute pro rata to the Acquired Fund's shareholders of record, determined as of the close of business on the Closing Date (the "Acquired Fund Shareholders"), the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1 and will terminate. Such distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund

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Shareholders and representing the respective pro rata number of the Acquiring
Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund, although share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with Section 1.1. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

         1.5 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent.

2.       [Reserved]

3.       CLOSING AND CLOSING DATE

         3.1 The Closing Date shall be December 11, 1998, or such other date as the parties may agree to in writing. The time of the Closing shall be 5:00 p.m. New York time on the Closing Date. All acts taking place at the Closing shall be deemed to take place simultaneously as of 5:00 p.m. New York time.

         3.2 (a) Chase Manhattan Bank, as custodian of all portfolio securities, cash, and any other assets held outside of the United States for the Acquiring Fund and the Acquired Fund (the "Foreign Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash, and any other assets held outside of the United States have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes, including all applicable transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities. The Acquiring Fund may waive compliance with this paragraph 3.2 (a) if in its sole discretion it determines to do so.

                  (b) Investors Fiduciary Trust Company, as custodian of all portfolio securities, cash and any other assets held within the United States for the Acquiring Fund and the Acquired Fund (the "Domestic Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (i) the Acquired Fund's portfolio securities, cash, and any other assets held within the United States have been delivered in proper form to the Acquiring Fund on the Closing Date; and (ii) all necessary taxes, including all applicable stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities. The Acquiring Fund may waive compliance with this paragraph 3.2(b) if in its sole discretion it determines to do so.

         3.3 In the event that on the Closing Date (a) a primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading in such market shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the

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Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

         3.4 Kemper Service Company ("KSC"), as transfer agent for the Acquiring Fund and the Acquired Fund, shall deliver at the Closing a certificate of an authorized officer stating that KSC's records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. KSC, on behalf of the Acquiring Fund, shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. KSC shall issue and deliver a confirmation that the Acquired Fund Shares credited on the books and records of the Acquired Fund were subsequently credited to each shareholder of record of the Acquired Fund in an amount equal to the number of shares of common stock of the Acquired Fund held by such shareholder of record immediately prior thereto. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

         3.5 Prior to Closing, the Kemper Fund shall have authorized the issuance of and the Kemper Fund shall have issued three shares of common stock of the Acquiring Fund, including one share each of Class A, Class B, and Class C, to the Acquired Fund in consideration of the payment of $1.00 per share for the purpose of enabling the Acquired Fund to vote to (a) approve the investment management agreement between the Kemper Fund, on behalf of the Acquiring Fund, and Scudder Kemper Investments, Inc.; (b) approve the plan of distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") with respect to the Class B and Class C shares of the Acquiring Fund; (c) ratify the selection of Ernst & Young LLP as auditors for the Acquiring Fund; and (d) ratify the election of directors of the Kemper Fund. Prior to the effective time of the Closing, each Acquiring Fund Class A, Class B and Class C share issued pursuant to this paragraph 3.5 shall be redeemed by the Kemper Fund for $1.00.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The Acquired Fund represents and warrants to the Acquiring Fund as follows:

         (a) The Acquired Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

         (b) The Acquired Fund is a registered closed-end management investment company, and its shares are registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("1933 Act").

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         (c) The Acquired Fund is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of the Acquired Fund's Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound.

         (d) The Acquired Fund has no material contracts or other material commitments (other than this Agreement) which will be terminated with liability to it prior to the Closing Date.

         (e) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

         (f) The statements of assets, liabilities and capital and a schedule of investments of the Acquired Fund at November 30, 1996 and 1997 (copies of which have been delivered by the Acquired Fund to the Acquiring Fund) have been audited by Ernst & Young LLP, independent certified public accountants, and are in accordance with generally accepted accounting principles consistently applied ("GAAP"), and such statements fairly reflect the financial condition of the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of such dates not disclosed therein.

         (g) The Acquiring Fund has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of the Acquired Fund, each as of May 31, 1998. These statements are in accordance with GAAP and present fairly, in all material respects, the financial position of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund as of such date not disclosed therein.

         (h) Since May 31, 1998, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (h), a decline in net asset value per share of the Acquired Fund shall not constitute a material adverse change.

         (i) The Acquired Fund has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements.

         (j) All Federal and other tax returns and reports (including information returns) of the Acquired Fund required by law to be filed shall have been filed, and all Federal and other taxes

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shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

         (k) For each taxable year of its operation, (including the portion of the current taxable year through the Closing Date), the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as a regulated investment company.

         (l) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of KSC, the transfer agent to the Acquired Fund. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund shares (other than pursuant to the Acquired Fund's dividend reinvestment plan), nor is there outstanding any security convertible into any of the Acquired Fund's shares.

         (m) All of the issued and outstanding shares of the Acquired Fund shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws (including any applicable exemptions therefrom) and, to the extent that any audit of the records of the Acquired Fund or its transfer agent by the Kemper Fund or its agents shall have revealed otherwise, either (i) the Acquired Fund shall have taken all actions that in the opinion of the Kemper Fund or its counsel are necessary to remedy any prior failure on the part of the Acquired Fund to have offered for sale and sold such shares in conformity with such laws or (ii) the Acquired Fund shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of the Kemper Fund, to indemnify the Kemper Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of the Acquired Fund to have offered and sold such shares in conformity with such laws.

         (n) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act other than as disclosed to the Acquiring Fund.

          (o) The Acquired Fund has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Board of Directors of the Acquired Fund, and, subject to such approval and the approval of the Acquired Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement to

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bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

         (p) The Acquired Fund has the power to own all of its properties and assets and, subject to the approval of Acquired Fund shareholders, to carry out and consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

         (q) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transaction contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, or state securities laws, all of which shall have been received prior to the Closing Date, except for such consents, approvals, authorizations or orders as may be required subsequent to the Closing Date.

         (r) Insofar as the following relate to it, the proxy materials of the Acquired Fund prepared in connection with the Meeting and filed with the SEC pursuant to Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or the documents appended thereto (the "Reorganization Proxy Materials"), from their effective and clearance dates with the Commission, through the time of the Meeting and at the Closing Date: (i) shall comply in all material respects with the provisions of the 1934 Act and the 1940 Act, the rules and regulations thereunder, and applicable state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Reorganization Proxy Materials made in reliance upon and in conformity with information furnished by or on behalf of the Kemper Fund or the Acquiring Fund if furnished by its investment adviser, administrator, custodian or transfer agent, acting in their capacity as such.

         (s) The Acquired Fund shall not sell or otherwise dispose of any shares of the Acquiring Fund to be received in the transactions contemplated herein, except in distribution to its shareholders as contemplated herein.

         (t) The Acquired Fund shall, as soon as practicable after satisfaction of all conditions of the Reorganization: (i) file or cause to be filed, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Acquired Fund has ceased to be a registered investment company; and (ii) delist the Acquired Fund's shares on the New York Stock Exchange and the Chicago Stock Exchange.

         4.2 The Kemper Fund on behalf of the Acquiring Fund represents and warrants to the Acquired Fund as follows:

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         (a) The Kemper Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

         (b) The Kemper Fund is a registered open-end management investment company and its registration with the Commission as an investment company with respect to each series of shares it offers, including those of the Acquiring Fund, under the 1933 Act and the 1940 Act, is in full force and effect or will be so in effect upon the Closing Date.

         (c) Before the effective time of the Closing, the Acquiring Fund will be a duly established and designated series of the Kemper Fund, with fundamental investment policies and restrictions that are substantially identical to those of the Acquired Fund.

         (d) The Acquiring Fund has not commenced operations and will not commence operations until after the Closing.

         (e) Prior to the effective time of the Closing, there will be no issued and outstanding shares of the Acquiring Fund or any other securities issued by the Acquiring Fund, except as provided in paragraph 3.5.

         (f) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of the Kemper Fund's Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund or the Kemper Fund is a party or by which it is bound.

         (g) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Acquiring Fund or any of its properties or assets. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

         (h) The Kemper Fund shall file a post-effective amendment (the "N-1A Post-Effective Amendment") to its registration statement on Form N-1A with the Commission and with appropriate state securities commissions, as promptly as practicable so that the Acquiring Fund and its shares are registered under the 1933 Act, the 1940 Act and applicable state securities laws.

         (i) The prospectus and statement of additional information of the Acquiring Fund will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading.

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(j) The Acquiring Fund intends to qualify as a regulated investment company under Part I of Subchapter M of the Code.

(k) All issued and outstanding Acquiring Fund Shares are, and at the Closing Date all issued and outstanding Acquiring Fund Shares will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares (other than pursuant to the Acquiring Fund's dividend reinvestment plan), nor is there outstanding any security convertible into any Acquiring Fund Shares.

(l) The Kemper Fund, on behalf of the Acquiring Fund, has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Directors of the Kemper Fund, and, subject to such approval, this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

(m) The Acquiring Fund has the power to own all of its properties and assets and to consummate the transaction contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transaction contemplated by this Agreement.

(n) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts, or state securities laws, all of which shall have been received prior to the Closing Date, except for such consents, approvals, authorizations or orders as may be required subsequent to the Closing Date.

(o) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable by the Acquiring Fund.

(p) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and applicable state securities laws in order to continue its operations after the Closing Date.

5. COVENANTS OF THE ACQUIRED FUND AND THE KEMPER FUND ON BEHALF OF THE ACQUIRING FUND

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         5.1 The Acquired Fund will be operated in the ordinary course of business between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions, as well as such other distributions as may be deemed advisable.

         5.2 The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder to the Acquired Fund are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

         5.3 The Acquired Fund will assist the Kemper Fund in obtaining such information as the Kemper Fund reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

         5.4 Each of the Acquired Fund and the Kemper Fund on behalf of the Acquiring Fund agrees to make such representations and warranties and take such actions as may be necessary to assure that the Reorganization shall constitute a tax-free reorganization.

         5.5 The Kemper Fund, on behalf of the Acquiring Fund, agrees that it has no plan or intention to sell or otherwise dispose of the assets of the Acquired Fund to be acquired in the Reorganization, except for sales and dispositions made in the ordinary course of its business of investing and reinvesting assets.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

         The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Kemper Fund, on behalf of the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

         6.1 All representations and warranties of the Kemper Fund on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         6.2 The Kemper Fund shall have delivered to the Acquired Fund a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Kemper Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquired Fund shall reasonably request.

         6.3 The Kemper Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

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         6.4 The Acquired Fund shall have received on the Closing Date the opinion of Dechert Price & Rhoads, counsel to the Kemper Fund, dated as of the Closing Date, covering the following points:

         (a) The Kemper Fund is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland and has the power to own all of its properties and assets, including those of the Acquiring Fund, and to carry on its business, including that of the Acquiring Fund, as presently conducted.

         (b) The Agreement has been duly authorized, executed and delivered by the Kemper Fund on behalf of the Acquiring Fund and, assuming that the Reorganization Proxy Materials comply with the 1933 Act, the 1934 Act and the 1940 act and the rules and regulations thereunder and, assuming due authorization, execution and delivery of the Agreement by the Acquired Fund, is a valid and binding obligation of the Kemper Fund on behalf of the Acquiring Fund enforceable against the Kemper Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

         (c) The Acquiring Fund Shares to be issued to the Acquired Fund Shareholders as provided by this Agreement are duly authorized, upon such delivery will be validly issued and outstanding, and are fully paid and non-assessable by the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof.

         (d) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Kemper Fund's Articles of Incorporation or By-Laws or any provision of any agreement (known to such counsel) to which the Kemper Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Kemper Fund is a party or by which it is bound.

         (e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws.

         (f) The Kemper Fund is registered as a management investment company with respect to each series of shares it offers, including those of the Acquiring Fund, under the 1940 Act, and its registration with the Commission as a management investment company under the 1940 Act is in full force and effect.

         (g) Shares of the Kemper Fund, including those of the Acquiring Fund, are registered under the 1933 Act, and such registration is in full force and effect.

         (h) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Kemper Fund or the Acquiring Fund or any of their respective properties or assets and neither the Kemper Fund nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE KEMPER FUND ON BEHALF OF THE ACQUIRING FUND

         The obligations of the Kemper Fund, on behalf of the Acquiring Fund, to complete the transaction provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:

         7.1 All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         7.2 The Acquired Fund shall have delivered to the Kemper Fund a statement of assets liabilities, and capital of the Acquired Fund, together with a list of the portfolio securities of the Acquired Fund showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the President or Vice President and Treasurer or Assistant Treasurer of the Acquired Fund as having been prepared in accordance with GAAP, and certifying that there has been no material adverse change in its financial position since May 31, 1998, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

         7.3 The Acquired Fund shall have duly executed and delivered to the Kemper Fund such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as the Kemper Fund may deem necessary or desirable to transfer all of the Acquired Fund's right, title and interest in and to the Acquired Fund's assets. The Acquired Fund's assets shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

         7.4 The Acquired Fund shall have delivered to the Kemper Fund on the Closing Date a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Kemper Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Kemper Fund shall reasonably request.

         7.5 The Acquired Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         7.6 The Kemper Fund shall have received on the Closing Date the opinion of Vedder, Price, Kaufman & Kammholz, counsel to the Acquired Fund, covering the following points:

         (a) The Acquired Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to own all of its properties and assets, and to carry on its business, as presently conducted.

         (b) The Agreement has been duly authorized, executed and delivered by the Acquired Fund, and, assuming due authorization, execution and delivery of the Agreement by the Kemper Fund, is a valid and binding obligation of the Acquired Fund enforceable against the Acquired Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

         (c) The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Acquired Fund's Articles of Incorporation or By-Laws or any provision of any agreement (known to such counsel) to which the Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Acquired Fund is a party or by which it is bound.

         (d) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required for the consummation by the Acquired Fund of the transaction contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws.

         (e) The descriptions in the Reorganization Proxy Materials of the Acquired Fund and, only insofar as they relate to the Acquired Fund, of statutes, legal and governmental proceedings and contracts and other documents, if any, are accurate and fairly present the information required to be shown.

         (f) The Acquired Fund is registered as a management investment company under the 1940 Act and its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

         (g) The Acquired Fund is subclassified as an open-end company under the 1940 Act, all necessary board of directors and shareholder approvals relating to such subclassification have been obtained, and all necessary regulatory filings, including amendments to the Acquired

Fund's Articles of Incorporation and registration with the Commission, have been duly made and are effective.

         (h) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund or any of its properties or assets, and the Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.

         Such counsel shall also state that they have participated in conferences with officers and other representatives of the Acquired Fund at which the contents of the Reorganization Proxy Materials and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Reorganization Proxy Materials (except to the extent indicated in paragraph (e) of their opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Acquired Fund), no facts have come to their attention that lead them to believe that the Reorganization Proxy Materials as of their respective dates, as of the date of the Shareholders Meeting, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding the Acquired Fund or necessary to make the statements therein regarding the Acquired Fund, in light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel does not express any opinion or belief as to the information relating to the Kemper Fund or the Acquiring Fund, contained in Reorganization Proxy Materials and that such opinion is solely for the benefit of the Acquiring Fund, its Directors and its officers. Such opinion shall also include such other matters incident to the transaction contemplated hereby as the Kemper Fund may reasonably request.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE KEMPER FUND AND THE ACQUIRED FUND

         If any of the conditions set forth below do not exist on or before the Closing Date, either party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

         8.1 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Acquired Fund's Articles of Incorporation and certified copies of the results of such vote evidencing such approval shall have been delivered to the Kemper Fund.

         8.2 On the Closing Date no action, suit or other proceeding shall be threatened or pending before any court or governmental agency which seeks to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

         8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Kemper Fund or the Acquired Fund to permit consummation, in all material respects, of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund.

         8.4 The Kemper Fund shall have received the opinion of Dechert Price & Rhoads addressed to the Kemper Fund substantially to the effect that for federal income tax purposes:

         (a) The transfer by the Acquired Fund of all of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares, and the distribution of such shares to the Acquired Fund Shareholders, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code.

         (b) In accordance with Sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Acquired Fund as a result of such transactions.

         (c) In accordance with Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund as a result of such transactions.

         (d) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Acquired Fund on the distribution to them by the Acquired Fund of the Acquiring Fund Shares in exchange for their shares of the Acquired Fund.

         (e) In accordance with Section 358(a)(1) of the Code, the basis of the Acquiring Fund Shares received by each shareholder of the Acquired Fund will be the same as the basis of the shareholder's Acquired Fund shares immediately prior to such transactions.

         (f) In accordance with Section 362(b) of the Code, the basis of the Acquired Fund Assets received by the Acquiring Fund will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior the transactions.

         (g) In accordance with Section 1223(1) of the Code, a shareholder's holding period for the Acquiring Fund Shares will be determined by including the period for which the shareholder held the shares of the Acquired Fund exchanged therefor, provided that the shareholder held such shares of the Acquired Fund as a capital asset.

         (h) In accordance with Section 1223(2) of the Code, the holding period of the Acquiring Fund with respect to the Acquired Fund Assets will include the period for which such Assets were held by the Acquired Fund provided that the Acquired Fund held such Assets as capital assets.

         (i) In accordance with Section 381(a) of the Code, the Acquiring Fund will succeed to the tax attributes of the Acquired Fund described in Section 381(c) of the Code.

         The delivery of such opinion shall be conditioned upon the receipt by Dechert Price & Rhoads of such representations as it shall reasonably request of the parties hereto.

         8.5 The Acquired Fund shall have received the opinion of Vedder, Price, Kaufman & Kammholz addressed to the Acquired Fund substantially to the effect that for federal income tax purposes:

         (a) The transfer by the Acquired Fund of all of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares, and the distribution of such shares to the Acquired Fund Shareholders, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code.

         (b) In accordance with Sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Acquired Fund as a result of such transactions.

         (c) In accordance with Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund as a result of such transactions.

         (d) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Acquired Fund on the distribution to them by the Acquired Fund of the Acquiring Fund Shares in exchange for their shares of the Acquired Fund.

         (e) In accordance with Section 358(a)(1) of the Code, the basis of the Acquiring Fund Shares received by each shareholder of the Acquired Fund will be the same as the basis of the shareholder's Acquired Fund shares immediately prior to such transactions.

         (f) In accordance with Section 362(b) of the Code, the basis of the Acquired Fund Assets received by the Acquiring Fund will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior the transactions.

         (g) In accordance with Section 1223(1) of the Code, a shareholder's holding period for the Acquiring Fund Shares will be determined by including the period for which the shareholder held the shares of the Acquired Fund exchanged therefor, provided that the shareholder held such shares of the Acquired Fund as a capital asset.

         (h) In accordance with Section 1223(2) of the Code, the holding period of the Acquiring Fund with respect to the Acquired Fund Assets will include the period for which such Assets were held by the Acquired Fund provided that the Acquired Fund held such Assets as capital assets.

         (i) In accordance with Section 381(a) of the Code, the Acquiring Fund will succeed to the tax attributes of the Acquired Fund described in Section 381(c) of the Code.

         The delivery of such opinion shall be conditioned upon the receipt by Vedder, Price, Kaufman & Kammholz of such representations as it shall reasonably request of the parties hereto.

         8.6 No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

         8.7 The Commission shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act.

         8.8 Either party, at its option, may waive compliance by the other party with any condition contained in this Section 8, other than the conditions contained in Section 8.1.

9.       BROKERAGE FEES

         The Kemper Fund, on behalf of the Acquiring Fund, and the Acquired Fund each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         10.1 The Kemper Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

         10.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11.      FURTHER ASSURANCES

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement, including without limitation delivering and/or causing to be delivered to the other party hereto each of the items required under this Agreement as a condition to such party's obligations hereunder. In addition, the Acquired Fund shall deliver or cause to be delivered to the Kemper Fund or its designees each account, book, record or other document of the Acquired Fund required to be maintained by Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder (regardless of whose possession they are in).

12.      TERMINATION

         This Agreement may be terminated by a party at or, in the case of Subsection 12(c) below, at any time prior to, the Closing Date by a vote of a majority of its Board of Directors as provided below:

         (a) By the Acquired Fund if the conditions set forth in Sections 6 or 8 are not satisfied as specified in said Section;

         (b) By the Kemper Fund on behalf of the Acquiring Fund if the conditions set forth in Sections 7 or 8 are not satisfied as specified in said Section;

         (c)      By mutual consent.

13.      AMENDMENTS

         This agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Fund and the Kemper Fund; provided, however, that following the meeting of the Acquired Fund Shareholders called by the Acquired Fund, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

14.      NOTICES

         Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Kemper Fund, 222 South Riverside Plaza, Chicago, Illinois 60606, Attention: Philip J. Collora, with a copy to Dechert Price & Rhoads, 1775 Eye Street, N.W., Washington, DC 20006,
Attention: Robert W. Helm, or to the Acquired Fund, 222 South Riverside Plaza, Chicago, Illinois 60606, Attention: Philip J. Collora, with a copy to Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, IL 60601,
Attention: David A. Sturms.

         15. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

         15.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         15.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of laws.

         15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or a Vice President.

Attest:                                  KEMPER GLOBAL/INTERNATIONAL SERIES,
                                         INC.
                                         on behalf of the

                                         GROWTH FUND OF SPAIN


/s/Philip J. Collora                     /s/Thomas W. Littauer
---------------------------------        ---------------------------------------
By:  Philip J. Collora                   By:  Thomas W. Littauer
Title: Secretary                         Title: Vice President



Attest:                                  THE GROWTH FUND OF SPAIN, INC.


/s/Philip J. Collora                     /s/Thomas W. Littauer
---------------------------------        ---------------------------------------
By:  Philip J. Collora                   By:  Thomas W. Littauer
Title: Secretary                         Title: Vice President